Exhibit 24

                                POWER OF ATTORNEY

                     The undersigned, General Electric Company, a New York corporation (hereinafter referred to as the "Corporation") does hereby make, constitute and appoint the persons listed below as the Corporation's true and lawful agent and attorney-in-fact (hereinafter referred to as the "Attorney") to act either together or alone in the name and on behalf of the Corporation for and with respect to the matters hereinafter described.

Name of Attorney:

           Joan C. Amble                  Daniel Janki
           Nancy E. Barton                Jonathan K. Sprole
           Kathryn A. Cassidy             Barbara J. Gould
           Iain MacKay                    Peter J. Muniz
           Leon E. Roday                  Robert L. Lewis
           Ward Bobitz                    Wendy E. Ormond
           Patricia Merrill               Amy Fisher
           Michael A. Gaudino             Mark F. Mylon
           Robert O. O'Reilly, Sr.        Nelson Gonzalez
           Preston Abbott                 Ricardo Silva
           Barbara Lane                   Michael E. Pralle
           Murry K. Stegelmann            Joseph E. Parsons
           James Ungari                   Mark D. Kaplow
           J. Gordon Smith                Stewart Koenigsberg
           John L. Flannery               Kevin Korsh


                     Each Attorney shall have the power and authority to do the following:

                     To execute and deliver any Schedule 13D, Schedule 13G or Forms 3, 4 and 5 or any amendments thereto required to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934 on behalf of the Corporation with regard to any securities owned by General Electric Capital Services, Inc., General Electric Capital Corporation or any of their subsidiaries.

                     And, in connection with the foregoing, to execute and deliver all documents, acknowledgments, consents and other agreements and to take such further action as may be necessary or convenient for the Corporation in order to more effectively carry out the intent and purpose of the foregoing.

                     Agreements, commitments, documents, instruments and other writings executed by the Attorney in accordance with the terms hereof shall be binding upon the Corporation without attestation and without affixation of the seal of the Corporation. The Power of Attorney conferred hereby shall not be delegable by any Attorney. The Attorney shall serve without compensation for acting in the capacity of agent and attorney-in-fact hereunder.

                     Unless sooner revoked by the Corporation, this Power of Attorney shall be governed under the laws of the State of New York and the authority of the Attorney hereunder shall terminate on March 31, 2004.

                     IN WITNESS WHEREOF, the Corporation has caused this Power of Attorney to be executed, attested and its corporate seal to be affixed pursuant to authority granted by the Corporation's board of directors, as of the 12th day of March, 2002.




                                    General Electric Company

(Corporate Seal)
                                    By: /s/ Philip D. Ameen
                                        --------------------------------------
                                        Philip D. Ameen, Vice President



Attest:

/s/ Robert E. Healing
------------------------------------------
Robert E. Healing, Attesting Secretary















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